UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2007

Hansen Natural Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18761	39-1679918
(Commission File Number)	(IRS Employer Identification No.)

1010 Railroad Street

Corona, California 92882

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The Nasdaq Listing Qualifications Panel (the "Panel") has granted Hansen Natural Corporation's (the "Company") request for continued listing of the Company’s securities on The Nasdaq Stock Market. The Company's continued listing is subject to certain conditions, including: (1) on or about March 26, 2007, the Company must submit to Nasdaq a copy of its final investigatory report or must respond to Nasdaq questions regarding the special committee’s investigation of option grants; (2) on or before May 1, 2007, the Company must inform the Panel that it has obtained shareholder approval for the granting of an out-of-plan stock option grant to a director of the Company (as previously disclosed in the Company's Form 8-K filed January 10, 2007), or has unwound the option grant; and (3) on or before May 14, 2007, the Company must file its Form 10-Q for the quarter ended September 30, 2006, as well as any necessary restatements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Natural Corporation

Date: March 1, 2007	/s/ Hilton H. Schlosberg

-------------------------------

Hilton H. Schlosberg

Vice Chairman of the Board of Directors,

President and Chief Financial Officer